UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 28, 2009
BROOKS AUTOMATION, INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

0-25434	04-3040660

(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 262-2400.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
SIGNATURES

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On December 28, 2009, the Board of Directors (the “Board”) of Brooks Automation, Inc. (the “Company”) voted, effective January 1, 2010, to restore the base salaries of the following named executive officers to the levels of those salaries as of February 28, 2009, after which those officers had agreed to reduce temporarily their base salaries in the amount of 10% effective from March 1, 2009: Martin S. Headley, Steven A. Michaud, and Thomas S. Grilk. The Board’s December 28, 2009 vote also restores, effective January 1, 2010, the base salary of Chief Executive Officer Robert J. Lepofsky to its previous level of $650,000, following his acceptance of a voluntary reduction in his salary to $550,000 earlier in 2009. In addition, two other senior executives, Shaun D. Wilson and William T. Montone, had also voluntarily accepted 10% reductions in base salary in March 2010, and effective January 1, 2010 their base salaries will be similarly restored to their February 28, 2009 levels following this vote.
Finally on December 29, 2009, the Board voted, effective January 1, 2010 to resume the payment of meeting fees to Board members in compensation for their attendance at meetings of the Board and committees of the Board, following the Board’s action in February 2009 to temporarily suspend payment of such fees for the balance of 2009. Directors will once again be paid $1,500 per meeting attended, subject to the limitation that no more than $1,500 may be paid for any single day.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.
/s/ Thomas S. Grilk
Thomas S. Grilk
Senior Vice President, General Counsel and Secretary

Date: December 30, 2009